UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------


      Date of Report (Date of earliest event reported): July 20, 2006


                          PEOPLES BANCORPORATION, INC.




Incorporated under the    Commission File No. 000-20616      I.R.S. Employer
laws of South Carolina                                       Identification No.
                                                                 57-0951843




                              1818 East Main Street

                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

     On July 20, 2006, increases for committee fees for the Company and its subsidiary banks were approved. The increased fees per meeting are as follows:

                                                                      Seneca
                                      The Peoples     Bank of         National
    Entity          The Company     National Bank   Anderson, N.A.      Bank
    ------          -----------     -------------   --------------      ----
Committee Chair         $350            $300            $250            $200
Committee Member        $250            $200            $150            $100

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 20, 2006, the Board elected R. David Land to the Board of Directors of the Company. Mr. Land will serve on the Audit Committee, the Nominating Committee and the Executive Committee. There were no arrangements between Mr. Land and any other persons pursuant to which he was selected as a director, and there are no transactions between Mr. Land or any of his immediate family members and the Company that would be required to be disclosed pursuant to 17 C.F.R. 229.404(a).











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


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  PEOPLES BANCORPORATION, INC.
                                  (Registrant)



Date: July 24, 2006            By: /s/ Robert E. Dye, Jr.
                                  ----------------------------------------------
                                  Robert E. Dye, Jr.
                                  Senior Vice President (Principal Financial
                                   and Principal Accounting Officer)






















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